UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON

FORM S-8

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUBLIC STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	95-3551121
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Western Avenue

Glendale, California 91201-2349

(Address of principal executive offices)

Shurgard Storage Centers, Inc. 1995 Long Term Incentive Compensation Plan

Shurgard Storage Centers, Inc. 2000 Long Term Incentive Plan

Shurgard Storage Centers, Inc. 2004 Long Term Incentive Plan

Shurgard Storage Centers, Inc. Amended and Restated Stock Incentive Plan for

Nonemployee Directors

(Full title of the Plans)

Ronald L. Havner, Jr.

President and Chief Executive Officer

Public Storage, Inc.

701 Western Avenue

Glendale, California 91201-2349

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (818) 244-8080

With a copy to: Stephanie Heim, Esq.

Public Storage, Inc.

701 Western Avenue

Glendale, California 91201-2349

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, Par value $0.10 per share	2,789,717 shares	N/A	N/A	N/A

(1)	The number of shares registered is based on an estimate of the maximum number of shares of common stock of Public Storage, Inc. (“Public Storage”) issuable under the Shurgard Storage Centers, Inc. 1995 Long Term Incentive Compensation Plan, Shurgard Storage Centers, Inc. 2000 Long Term Incentive Plan, Shurgard Storage Centers, Inc. 2004 Long Term Incentive Plan, and Shurgard Storage Centers, Inc. Amended and Restated Stock Incentive Plan for Nonemployee Directors (collectively, the “Plans”).
(2)	The proposed maximum offering price was calculated and the fee was previously paid in connection with the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 of Public Storage (File No. 333-133438) on April 20, 2006.

INTRODUCTORY STATEMENT

Public Storage, Inc., a California corporation (“Public Storage” or the “Registrant”), hereby amends its Registration Statement on Form S-4 (File No. 333-133438), which was declared effective on July 24, 2006 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to shares of common stock, par value $0.01 per share, that are issuable by Public Storage upon the exercise of stock options granted Shurgard Storage Centers, Inc. 1995 Long Term Incentive Compensation Plan, Shurgard Storage Centers, Inc. 2000 Long Term Incentive Plan, Shurgard Storage Centers, Inc. 2004 Long Term Incentive Plan, and Shurgard Storage Centers, Inc. Amended and Restated Stock Incentive Plan for Nonemployee Directors (collectively, the “Plans”). All such shares of Public Storage common stock were originally registered on the Form S-4.

On August 22, 2006, Shurgard Storage Centers, Inc. (“Shurgard”) merged with and into ASKL Sub LLC, a Delaware limited liability company and a subsidiary of Public Storage (“Merger Sub”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2006, by and between Public Storage, Merger Sub and Shurgard. Pursuant to the Merger Agreement, at the effective time of the merger, each share of common stock of Shurgard issued and outstanding immediately prior to the effective time of the merger, subject to certain exceptions, was converted into the right to receive 0.82 shares of Public Storage common stock. In addition, each option to acquire shares of Shurgard common stock granted pursuant to the Plans that was outstanding and unexercised immediately prior to the effective time was converted into an option to acquire shares of Public Storage common stock, as adjusted to reflect the exchange ratio.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Item 1 of Form S-8 and the statement of availability of information about Public Storage and any other information required by Item 2 of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428 under the Securities Act. Such documents are not required to be and are not filed with the SEC pursuant to Rule 424 of the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Post-Effective Amendment pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows Public Storage to incorporate by reference the information that Public Storage discloses in its filings with the SEC. Incorporation by reference means that Public Storage can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that Public Storage files with the SEC will automatically update and supersede this information. The following documents previously filed by Public Storage with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

Commission file number 1-8389	Period
Annual Report on Form 10-K	Year ended December 31, 2005 (filed on March 16, 2006, amended on March 24, 2006)

Quarterly Report on Form 10-Q	Period Ended March 31, 2006 (filed on May 10, 2006); Period Ended June 30, 2006 (filed on August 9, 2006)

Current Reports on Form 8-K	Filed on January 17, 2006; Filed on February 7, 2006; Filed on March 7, 2006; Filed on April 24, 2006; Filed on April 26, 2006; Filed on April 27, 2006; Filed on May 5, 2006 (as amended); Filed on May 8, 2006; Filed on May 11, 2006; Filed on June 19, 2006; Filed on July 12, 2006; Filed on July 25, 2006; Filed on July 31, 2006; Filed on August 3, 2006; Filed on August 4, 2006

The description of Public Storage’s common stock contained in Public Storage’s registration statements filed under Section 12 of the Securities Exchange Act

Any document filed by Public Storage pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or that deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXPERTS

The consolidated financial statements of Public Storage Inc. appearing in Public Storage Inc.’s Annual Report (Form 10-K), as amended, for the year ended December 31, 2005 (including the schedule appearing therein) and Public Storage management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein and made part of this registration statement and the related joint proxy statement/prospectus. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of Public Storage common stock offered by registration statement was passed on by Stephanie Heim, Vice President, Corporate Counsel, Corporate Secretary and employee of Public Storage. Public Storage pays Ms. Heim a salary. Ms. Heim is a participant in various employee benefit plans that Public Storage offers generally to employees and owns and has options to purchase shares of Public Storage common stock.

Item 6. Indemnification of Directors and Officers.

In August 1988, Public Storage’s articles of incorporation were amended (as approved by the shareholders in August 1988) to provide that Public Storage may indemnify the agents of the company to the maximum extent permitted under California law. See Section V of the certificate of amendment of articles of incorporation (Exhibit 3.15 of the Form S-4) and Article VII of the bylaws (Exhibit 3.52 of the Form S-4) which are incorporated herein by this reference. In October 1988, Public Storage also entered into indemnity agreements (in the form approved by the shareholders in August 1988) with its management and non-management directors and executive officers. The agreements permit Public Storage to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit Public Storage from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination. The indemnification and limitations on liability permitted by the amendment to the articles of incorporation and the agreements are subject to the limitations set forth by California law. Public Storage believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the company.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Registration Rights Agreement dated as of May 9, 2006 relating to 7.25% Series J Cumulative Preferred Stock of Public Storage (previously filed with Current Report on Form 8-K dated May 9, 2006)

5.1	Opinion of Stephanie G. Heim, Esq., as to the legality of the securities being registered (previously filed as Exhibit 5.1 to Pre-Effective Amendment No. 3 to Form S-4)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Counsel (included in the opinion previously filed as Exhibit 5.1 to Pre-Effective Amendment No. 3 to Form S-4)

24.1	Power of Attorney (contained in the Form S-4 previously filed on April 20, 2006)

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Glendale, State of California, on August 23, 2006.

PUBLIC STORAGE, INC.

By	/s/ Stephanie G. Heim
Name:	Stephanie G. Heim
Title:	Vice President, Corporate Counsel and
Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 has been signed below by the following persons in the capacities indicated on August 23, 2006.

* Ronald L. Havner, Jr. Vice-Chairman of the Board, Chief Executive Officer and President (principal executive officer)	* John Reyes Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

* B. Wayne Hughes Chairman of the Board	* Robert J. Abernethy Director

* Harvey Lenkin Director	* William C. Baker Director

* Dann V. Angeloff Director	* Uri P. Harkham Director

* John T. Evans Director	* Daniel C. Staton Director

* B. Wayne Hughes, Jr. Director

*	Stephanie G. Heim as attorney-in-fact

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
4.1	Registration Rights Agreement dated as of May 9, 2006 relating to 7.25% Series J Cumulative Preferred Stock of Public Storage (previously filed with Current Report on Form 8-K dated May 9, 2006)

5.1	Opinion of Stephanie G. Heim, Esq., as to the legality of the securities being registered (previously filed as Exhibit 5.1 to Pre-Effective Amendment No. 3 to Form S-4)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Counsel (included in the opinion previously filed as Exhibit 5.1 to Pre-Effective Amendment No. 3 to Form S-4)

24.1	Power of Attorney (contained in the Form S-4 previously filed on April 20, 2006)

*	Filed herewith